Exhibit 99.1
NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 26, 2022, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2022 of $426.1 million, or $116.56 per diluted share. Net income and diluted earnings per share for the first quarter ended March 31, 2022 increased 71% and 84%, respectively, when compared to 2021 first quarter net income of $248.8 million, or $63.21 per diluted share. Consolidated revenues for the first quarter of 2022 totaled $2.38 billion, which increased 17% from $2.04 billion in the first quarter of 2021.
Homebuilding
New orders in the first quarter of 2022 decreased by 6% to 5,927 units, when compared to 6,314 units in the first quarter of 2021. The average sales price of new orders in the first quarter of 2022 was $465,700, an increase of 13% when compared with the first quarter of 2021. The first quarter cancellation rate was 10% for both 2022 and 2021. Settlements in the first quarter of 2022 increased by 3% to 5,214 units, compared to 5,072 units in the first quarter of 2021. The average settlement price in the first quarter of 2022 was $442,900, an increase of 14% from the first quarter of 2021. Our backlog of homes sold but not settled as of March 31, 2022 increased on a unit basis by 5% to 13,443 units and increased on a dollar basis by 20% to $6.23 billion when compared to the respective backlog unit and dollar balances as of March 31, 2021.
Homebuilding revenues of $2.31 billion in the first quarter of 2022 increased by 18% compared to homebuilding revenues of $1.96 billion in the first quarter of 2021. Gross profit margin in the first quarter of 2022 increased to 28.5%, compared to 19.7% in the first quarter of 2021. Gross profit margins were favorably impacted by the aforementioned increase in the average price of settlements in the first quarter of 2022, coupled with lower lumber prices quarter over quarter. Income before tax from the homebuilding segment totaled $516.9 million in the first quarter of 2022, an increase of 104% when compared to the first quarter of 2021.
Mortgage Banking
Mortgage closed loan production in the first quarter of 2022 totaled $1.48 billion, an increase of 5% when compared to the first quarter of 2021. Income before tax from the mortgage banking segment totaled $49.1 million in the first quarter of 2022, a decrease of 16% when compared to $58.6 million in the first quarter of 2021.
Effective Tax Rate
Our effective tax rate for the three months ended March 31, 2022 was 24.7% compared to 20.3% for the three months ended March 31, 2021. The increase in the effective tax rate in the first quarter of 2022 is primarily attributable to a lower income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $8.4 million and $17.4 million for the three months ended March 31, 2022 and March 31, 2021, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-four metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,”

“will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: the impact of COVID-19 on the economy and related supply chain disruptions; general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Homebuilding:
Revenues	$2,309,227	$1,963,711
Other income	1,339	1,586
Cost of sales	(1,651,365)	(1,577,453)
Selling, general and administrative	(129,510)	(121,419)
Operating income	529,691	266,425
Interest expense	(12,804)	(13,006)
Homebuilding income	516,887	253,419

Mortgage Banking:
Mortgage banking fees	69,182	77,735
Interest income	2,074	2,032
Other income	1,072	867
General and administrative	(22,908)	(21,656)
Interest expense	(362)	(391)
Mortgage banking income	49,058	58,587

Income before taxes	565,945	312,006
Income tax expense	(139,845)	(63,244)

Net income	$426,100	$248,762

Basic earnings per share	$125.87	$67.72

Diluted earnings per share	$116.56	$63.21

Basic weighted average shares outstanding	3,385	3,673

Diluted weighted average shares outstanding	3,656	3,935

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Homebuilding:
Cash and cash equivalents	$2,138,706	$2,545,069
Restricted cash	65,562	60,730
Receivables	23,471	18,552
Inventory:
Lots and housing units, covered under sales agreements with customers	1,997,115	1,777,862
Unsold lots and housing units	142,015	127,434
Land under development	14,668	12,147
Building materials and other	39,841	29,923
	2,193,639	1,947,366

Contract land deposits, net	512,042	497,139
Property, plant and equipment, net	56,829	56,979
Operating lease right-of-use assets	59,819	59,010
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	220,675	229,018
	5,312,323	5,455,443
Mortgage Banking:
Cash and cash equivalents	19,157	28,398
Restricted cash	3,402	2,519
Mortgage loans held for sale, net	312,726	302,192
Property and equipment, net	3,386	3,658
Operating lease right-of-use assets	8,491	9,758
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	59,381	25,160
	413,890	379,032
Total assets	$5,726,213	$5,834,475

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	March 31, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$398,516	$336,560
Accrued expenses and other liabilities	501,091	435,860
Customer deposits	453,178	417,463
Operating lease liabilities	64,546	64,128
Senior notes	1,515,964	1,516,255
	2,933,295	2,770,266
Mortgage Banking:
Accounts payable and other liabilities	58,098	51,394
Operating lease liabilities	9,221	10,437
	67,319	61,831
Total liabilities	3,000,614	2,832,097

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2022 and December 31, 2021	206	206
Additional paid-in capital	2,416,660	2,378,191
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both March 31, 2022 and December 31, 2021	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	10,473,939	10,047,839
Less treasury stock at cost – 17,240,495 and 17,107,889 shares as of March 31, 2022 and December 31, 2021, respectively	(10,165,206)	(9,423,858)
Total shareholders' equity	2,725,599	3,002,378
Total liabilities and shareholders' equity	$5,726,213	$5,834,475

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2022		2021
	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	2,307	$529.1	2,291	$502.2
North East (2)	460	$522.9	440	$474.7
Mid East (3)	1,534	$398.6	1,795	$350.4
South East (4)	1,626	$422.8	1,788	$337.6
Total	5,927	$465.7	6,314	$410.5

	Three Months Ended March 31,
	2022		2021
	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,180	$523.7	2,010	$465.7
North East (2)	348	$504.5	372	$436.0
Mid East (3)	1,210	$381.3	1,263	$336.4
South East (4)	1,476	$359.5	1,427	$308.6
Total	5,214	$442.9	5,072	$387.2

	As of March 31,
	2022		2021
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	5,045	$537.0	4,760	$488.2
North East (2)	1,081	$518.6	1,018	$463.7
Mid East (3)	3,351	$389.2	3,406	$350.6
South East (4)	3,966	$418.3	3,607	$336.6
Total	13,443	$463.7	12,791	$406.9

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Average active communities:
Mid Atlantic (1)	151	159
North East (2)	34	35
Mid East (3)	129	140
South East (4)	90	111
Total	404	445

	Three Months Ended March 31,
	2022	2021
Homebuilding data:
New order cancellation rate	10%	10%
Lots controlled at end of period	126,800	108,700

Mortgage banking data:
Loan closings	$1,484,593	$1,412,879
Capture rate	86%	89%

Common stock information:
Shares outstanding at end of period	3,314,835	3,639,609
Number of shares repurchased	146,054	86,523
Aggregate cost of shares repurchased	$748,789	$377,425

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com